                                                   UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 29, 2012

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-5555

Delaware                                                                 87-0267438
(State or other jurisdiction of                                                                  (I.R.S. Employer Identification No.)
incorporation or organization)

11121 Kingston Pike, Suite E Knoxville, Tennessee 37934
(Address of Principal Executive Office)

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the "Annual Meeting") of Tengasco, Inc. ("the Company") was held on May 29, 2012 for the purpose of considering and voting on  (1) the election of four nominated directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified; (2) the ratification of the appointment  by the Audit Committee of the Board of Directors of Hein and Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

At the close of business on April 2, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 60,737,413 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 52,631,479 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

All of the nominated directors were elected as follows:

Total shares voted
Election of Directors:	For	Withheld
Jeffrey R. Bailey	26,460,534	876,287
Hughree F. Brooks	26,184,662	1,152,159
Matthew K. Behrent	26,305,697	1,031,124
Peter E. Salas	26,385,710	951,111

The proposal to ratify the appointment of Hein and Associates, LLP as the Company's independent certified public accountants for Fiscal 2010 was passed as follows:

For:           52,046,106                                Against:                      290,500                      Abstain:                      294,873

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 31, 2012
Tengasco, Inc.

By: s/Jeffrey R. Bailey
       Jeffrey R. Bailey,
       Chief Executive Officer